UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 10, 2012

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada

000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 10, 2012, Good Times Restaurants Inc. (the "Company") received notice from The NASDAQ Stock Market LLC ("NASDAQ") indicating that the NASDAQ Listing Qualifications Panel (the "Panel") has granted the Company's request for continued listing on The NASDAQ Capital Market, subject to the Company evidencing stockholders' equity of at least $2.5 million, as required by NASDAQ Listing Rule 5550(b), by September 22, 2012.

The Panel's decision follows the Company's receipt of notice from the NASDAQ Listing Qualifications Staff (the "Staff") on May 3, 2012 indicating that, based upon the Company's non-compliance with the minimum stockholders' equity requirement, the Company's securities were subject to delisting from NASDAQ.  The Company appealed the Staff's determination and appeared before the Panel on June 14, 2012. The Company has signed a Stock Purchase Agreement for the sale of $2 million of convertible preferred stock that is expected to close prior to September 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

/Boyd E. Hoback/
Date: July 16, 2012
Boyd E. Hoback
President and Chief Executive Officer
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